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Exhibit 99.3

                            SIMEX TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

      The Audit Committee of Simex Technologies, Inc. (the "Company") shall be composed of at least three independent members of the Board of Directors of the Corporation (the "Board"), each of whom (i) is outside of the management of the Corporation; (ii) is free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member; (iii) meets the criteria for independence as defined by the Nasdaq Stock Market, Inc. ("Nasdaq") and the Securities and Exchange Commission (the "SEC"); (iv) does not accept any consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Board or any committee of the Board; (v) is not an "affiliate" of the Corporation or any subsidiary of the Corporation, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended; and (vi) has not participated in the preparation of the financial statements of the Corporation or any subsidiary at any time during the past three years. Members shall be appointed either by a majority of independent directors or by a nominations committee composed solely of independent directors.

      In accordance with the requirements of Nasdaq and the SEC, each member of the Audit Committee must have a minimum level of financial literacy to be able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities, to qualify as an audit committee financial expert, as that term is defined by the SEC. The Audit Committee shall annually elect from among its members a Chairman, who shall preside over meetings of the Audit Committee.

STATEMENT OF POLICY

      The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and the investment community relating to the Corporation's accounting and financial reporting practices and processes; the quality and integrity of the Corporation's financial statements; the adequacy of the Corporation's disclosure controls and procedures as those terms are defined by the SEC; and the audits and reviews of the Corporation's financial statements performed by Board-approved and shareholder-ratified independent public accountants.

RESPONSIBILITIES

      In furtherance of the policy of the Audit Committee, it will be the responsibility of the Audit Committee to:

 - Maintain free and open means of communication among Board members, the outside auditors, the internal auditors, if any, and the financial management of the Corporation.

 - Appoint, determine funding for and oversee the outside auditors, which firm is ultimately accountable to the Audit Committee and the Board.

 - Evaluate the performance of the outside auditors and, if the Audit Committee deems it to be in the best interests of the Corporation, replace the outside auditors.

 - Pre-approve all audit and non-audit services to be provided by the independent auditors; in this regard, the Audit Committee may, in its discretion, (A) delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting, and (B) pre-approve services using pre-approval policies and procedures, provided that (1) such policies and procedures are detailed as to the particular services to be provided,
    (2) the Audit Committee is informed about each such particular service, and
    (3) such policies and procedures do not result in the delegation of the Audit Committee's authority to management.

 - Ensure that the independent auditors shall submit to the Audit Committee annually a formal written statement (the o "Auditors' Statement") describing all relationships between the independent auditors and the Corporation, consistent with Independence Standards Board Standard No. 1.

 - Discuss with the independent auditors any relationships or services disclosed in the Auditors' Statement that may impact the quality of audit services or the objectivity and independence of the Corporation's independent auditors.

 - Actively engage in dialogue with the independent auditors with respect to any disclosed relationship or services that may impact the independence of the auditors.

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 -  Obtain from the independent auditors in connection with any audit a timely report relating to the Corporation's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments as well as the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

 - Obtain from the independent auditors annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Corporation's annual financial statements and the reviews of the financial statements included in the Corporation's quarterly reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;
    (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Corporation's financial statements, in the aggregate and by each service;
    (iii) tax compliance, tax advice and tax planning services in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service

 - Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner.

 -  Review and approve all related party transactions of the Corporation.

 - Engage and determine funding for independent counsel and other advisors as required.

 - Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters. Additionally, ensure that such complaints are treated confidentially and anonymously.

 - Meet with the outside auditors and financial management of the Corporation during the fourth quarter of the fiscal year to review the scope of the proposed annual audit and the audit procedures to be utilized.

 - Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

 - Review, with the outside auditors and the Corporation's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

 -  Meet with management and the outside auditors to review:

            - the Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including management's discussion and analysis, the financial statements and related footnotes, prior to the filing of the Form 10-K and Form 10-Q by the Corporation with the SEC;

            - the outside auditors' annual audit of the financial statements and their report thereon prior to the issuance of such report;

            - any problems or difficulties the outside auditors may have encountered and any management letter provided by the outside auditors and the Corporation's response to any such letter;

            - any significant changes to the Corporation's auditing and accounting principles and practices suggested by the Corporation's outside auditors or by management; and

            - at periodic meetings with management, the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

 - Provide sufficient opportunity for the outside auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the outside auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the outside auditors received during the course of the audit.

 - Ensure that the outside auditors conduct a review in accordance with Statement on Auditing Standards No. 71 prior to each filing of the Corporation's Form 10-Q with the SEC.

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 -  Review the Corporation's Form 10-Q before each such quarterly report is filed with the SEC.

 - Prepare the report of the Audit Committee required pursuant to the rules promulgated by the SEC to be included in the Corporation's annual proxy statement.

 - Ensure that the Chairman of the Audit Committee, and other members of the Committee if considered necessary, reviews o with the Chief Financial Officer and other members of management any proposed release of significant financial information by the Corporation to the public.

 - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board, and make such recommendations to the Board as the Audit Committee may deem appropriate.

 - Review and reassess the adequacy of this Audit Committee Charter on an annual basis and recommend any proposed changes to the Board for adoption.

 - Prepare any report or other disclosures or any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Corporation's annual report.

 - Prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this Charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

In addition, the Audit Committee will perform such other functions as assigned by law, such as the Sarbanes-Oxley Act of 2002, Nasdaq rules, the Corporation's charter or bylaws, or the Board.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to specifically plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditors, or to assure compliance with laws and regulations or the rules of Nasdaq.

The Audit Committee shall have the authority appropriate to discharge its duties and responsibilities, including the authority to select, engage, retain, terminate, and approve the fees and other retention terms of special or independent counsel and other advisors, as it deems necessary or appropriate to carry out its duties.

The Audit Committee shall have the appropriate funding, as determined by the Audit Committee for payment of (i) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) compensation to any independent counsel or advisers employed by the Audit Committee as it deems necessary; and
(iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

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